UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) Of The Securities Exchange Act Of 1934
(Amendment No.___)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2014

To the Stockholders of TransAct Technologies Incorporated:

Notice is hereby given that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of TransAct Technologies Incorporated (the “Company” or “TransAct”), a Delaware corporation, will be held on May 15, 2014 at 10:00 a.m. Eastern Time, at the Company’s executive offices located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518 for the following purposes:

(1)
To vote on a proposal to elect Thomas R. Schwarz and Bart C. Shuldman as directors to serve until the 2017 Annual Meeting of Stockholders or until the director’s successor has been duly elected and qualified;

(2)	To vote on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2014;
(3)
To vote on a proposal, on an advisory basis, regarding the Company’s compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement;

(4)	To approve the Company’s 2014 Equity Incentive Plan; and
(5)	To transact such other business as may legally come before the Annual Meeting.

Stockholders of record at the close of business on March 21, 2014 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

STEVEN A. DEMARTINO Secretary

Hamden, Connecticut
April 3, 2014

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE COMPANY REQUESTS THAT YOU FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.  IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

TRANSACT TECHNOLOGIES INCORPORATED
One Hamden Center
2319 Whitney Avenue
Suite 3B
Hamden, Connecticut 06518

PROXY STATEMENT FOR ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014

Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting To Be Held on May 15, 2014.

This Proxy Statement, the TransAct Technologies Incorporated 2013 Annual Report and the means to vote by Internet are available at www.proxyvote.com.

This proxy statement is being made available to our stockholders in connection with a solicitation of proxies by the Board of Directors of TransAct Technologies Incorporated (“TransAct” the “Company,” “we,” “us,” or “our”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) and at any adjournment or postponement of the meeting.  The meeting will be held on Thursday, May 15, 2014, beginning at 10:00 a.m. Eastern Time, at the Company’s executive offices located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518.

We are furnishing the proxy materials over the Internet under the rules of the Securities and Exchange Commission (“SEC”). On or about April 3, 2014, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record of our common stock with a proxy card to be mailed 10 business days after the Notice.  If you receive the Notice by mail, you will not receive a paper copy of the proxy materials unless you request one.  The Notice will instruct you as to how you may access and review the proxy materials on the Internet and how to cast your vote over the Internet or by telephone.  The Notice also contains instructions on how to request a paper copy of our proxy materials, free of charge.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 15, 2014: This proxy statement, our 2013 Annual Report, the form of proxy and voting instructions are being made available to stockholders on or about April 4, 2014, at www.proxyvote.com.  If you receive the Notice and would still like to receive a printed copy of the proxy materials or our 2013 Annual Report, including audited financial statements, for the year ended December 31, 2013, you may request a printed copy by any of the following methods: (a) telephone at 1-800-579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com.  Please make the request as instructed above on or before May 1, 2014 to facilitate timely delivery.

All proxies will be voted in accordance with the instructions they contain. If you do not specify your voting instructions on your proxy card with respect to a particular matter, your shares will be voted in accordance with the recommendations of our Board.

SOLICITATION AND REVOCATION OF PROXY

Any stockholder who executes and returns the enclosed proxy has the power to revoke the same any time prior to it being voted.  The accompanying proxy will be voted as specified thereon.  A specification on the proxy card may be made to grant or withhold authority to vote for the election of a director and to indicate separate approval or disapproval as to the other matters presented to stockholders.  Where an executed proxy has been received, but a choice is not specified, the shares represented by the proxy will be voted to elect the director nominees, to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm, to approve, on an advisory basis, the Company’s compensation of our named executive officers and to approve an amendment to the Company’s 2005 Equity Incentive Plan to increase the number of shares that are available for issuance.  In addition, the proxy confers discretionary authority to vote on any matter properly presented at the Annual Meeting which is not known to the Company as of the date of this Proxy Statement. Brokers are not permitted to vote your shares with respect to election of directors without instructions from you.  If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote with respect to the election of directors or if you abstain or withhold authority to vote on any matter, your shares will not be counted as having been voted on that matter, but will be counted as in attendance at the meeting for purposes of a quorum.

VOTING SECURITIES

Stockholders of record on March 21, 2014 are entitled to vote at the Annual Meeting.  Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held on March 21, 2014.  There were 8,329,255 shares of Common Stock issued and outstanding and entitled to vote at the close of business on March 21, 2014.  Shares representing a majority of the shares issued, outstanding and entitled to be voted at the Annual Meeting, present in person or represented by proxy, will constitute a quorum to transact business.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of March 21, 2014 by: (i) each person known by the Company to own beneficially more than 5% of the Company’s common stock; (ii) each director or nominee for director of the Company; (iii) each current executive officer of the Company named in the Summary Compensation Table; and (iv) all current directors and executive officers of the Company as a group.  Except as otherwise indicated, each of the persons named in the table has sole voting power and sole dispositive power with respect to the shares set forth opposite such person’s name and the address of the holder is One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class
More than 5% Stockholders:
Grand Slam Asset Management, LLC and Mitchell Sacks (1)	604,580	7.26%
Directors and Executive Officers:
Graham Y. Tanaka (2)	257,475	3.07%
Bart C. Shuldman (3)	178,976	2.12%
Steven A. DeMartino (4)	153,735	1.82%
Thomas R. Schwarz (5)	104,975	1.25%
Andrew J. Hoffman (6)	45,125	*
Benjamin C. Wyatt (7)	37,125	*
Tracey S. Chernay (8)	14,875	*
John M. Dillon (9)	11,875	*
All current directors and executive officers as a group (9 persons) (10)	820,661	9.36%
________
*	Less than 1% of the outstanding Common Stock.

(1)
This information listed in the table and this footnote is based solely on the Schedule 13G/A filed on March 20, 2014 by Grand Slam Asset Management, LLC (“GSAM”) and Mitchell Sacks. According to the Schedule 13G/A, GSAM and Mitchell Sacks beneficially own 498,331 and 106,249 shares of our common stock, respectively.  GSAM serves as the investment manager for a private investment fund with respect to which it has dispositive authority over the shares reported in the Schedule 13G/A.  Mitchell Sacks is the Chief Investment Officer of GSAM with respect to which it has dispositive authority over the shares reported in the Schedule 13G/A.  The address of GSAM and Mitchell Sacks is 2160 North Central Road, Suite 306, Fort Lee, NJ  07024.

(2)
Includes 48,500 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s Non-Employee Directors’ Stock Plan and 2005 Equity Incentive Plan and 7,065 shares deemed beneficially owned by Mr. Tanaka that are directly owned by his children.

(3)
Includes 1,500 shares owned by his spouse in an individual retirement account, 4,800 shares owned by his minor children and 3,750 shares owned by his mother.  Includes 128,250 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s 2005 Equity Incentive Plan.  Also includes 33,833 deferred stock units issued under the Company’s 2011, 2012 and 2013 Incentive Bonus Programs, which are fully vested and convertible into shares of common stock as of March 21, 2014.

(4)
Includes 108,125 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s 2005 Equity Incentive Plan.  Also includes 12,498 deferred stock units issued under the Company’s 2011, 2012 and 2013 Incentive Bonus Programs, which are fully vested and convertible into shares of common stock as of March 21, 2014.

(5)
Includes 48,500 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s Non-Employee Directors’ Stock Plan and 2005 Equity Incentive Plan.  Also includes 1,500 shares deemed to be beneficially owned by Mr. Schwarz in his capacity as trustee of a trust for the benefit of his granddaughter, 1,500 shares beneficially owned by his daughter, as to which shares he disclaims beneficial ownership, and 3,975 shares owned by his spouse.

(6)	Includes 32,625 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s 2005 Equity Incentive Plan.

(7)	Represents 37,125 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s 2005 Equity Incentive Plan.
(8)	Represents 14,875 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s 2005 Equity Incentive Plan.

(9)	Includes 6,875 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s 2005 Equity Incentive Plan.
(10)
Includes 441,125 shares subject to options currently exercisable or to become exercisable within 60 days of March 21, 2014 granted under the Company’s 2005 Equity Incentive Plan and Non-Employee Directors’ Stock Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock to file with the SEC and the Nasdaq Stock Market reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports they file.  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations that no other reports were required to be filed by those persons, the Company believes that, during the fiscal year ended December 31, 2013, each of the Company’s officers, directors and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company maintains policies that relate to the identification, review and approval of related party transactions.  As part of a review of possible related person transactions, the Company annually distributes and collects questionnaires that solicit information about any direct or indirect transactions with the Company from each of our directors and officers.

Our Standards of Business Conduct require all directors, officers and employees to avoid any situation that involves an actual or apparent conflict of interest in personal and professional relationships or with their duty to, or with any interest of, the Company.  Under our Standards of Business Conduct, situations that involve, or may reasonably be inferred to involve, a conflict between a director, officer or employee’s personal interests and the interests of the Company should be disclosed to the Chair of the Audit Committee.  The Audit Committee is then responsible for reviewing the related party transaction.  No related party transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company.  In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account such factors as it deems appropriate, which may include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

From January 1, 2013 to the date of this proxy statement, there have not been any transactions subject to the Company’s related party transaction policy or of the type described in Item 404 of Regulation S-K, and currently no such transactions are proposed.

CORPORATE GOVERNANCE

The Company strives to maintain corporate governance practices that benefit the long-term interests of the Company’s stockholders by clearly outlining the Company’s duties and responsibilities, providing a framework for active and fruitful discussions among the members of the Board of Directors and between the Board and management, and avoiding conflicts of interest and other legal and ethical problems. Accordingly, the Company’s corporate governance practices are designed not only to satisfy regulatory requirements, but also to provide for effective management of the Company.

Information on the Company’s corporate governance practices is available to the public under “Corporate Governance” on the Company’s website at www.transact-tech.com.  The information on the website includes the Company’s Corporate Governance Principles, the charters of each of the Company’s Committees, and the Company’s Standards of Business Conduct, which includes a code of ethics applicable to the officers responsible for financial reporting, the Chief Executive Officer, Chief Financial Officer and Controller.  None of the directors with the exception of Mr. Shuldman attended the Company’s 2013 Annual Meeting.  Each director attended 100% of the quarterly Board meetings.  Additionally, each Director attended 100% of the supplemental Board Meetings with the exception of Mr. Schwarz who missed one such meeting.  Each Director attended 100% of the applicable Committee meetings with the exception of Mr. Dillon who missed two such meetings and Mr. Schwarz who missed one such meeting.

Board Leadership Structure

At present, the Board has chosen to combine the positions of Chief Executive Officer and Chairman of the Board.  The Board believes it is important to retain the organizational flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be separated or combined in one individual.  While there may be circumstances in which an independent Chairman is appropriate, the Board currently believes that the Chief Executive Officer is the individual with the necessary experience, commitment and support of the other Board members to effectively carry out the role of Chairman.  The Company has not designated any of the independent directors as a “lead director.”

The Board believes this structure promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure.  Moreover, the Board believes that combining the Chairman and Chief Executive Officer positions does not impede independent oversight.  All of the members of the Board are independent under The NASDAQ Global Market rules except for the Chairman and Chief Executive Officer.

Board's Role in Risk Oversight

Senior management is responsible for assessing and managing the various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and programs.  The Company has a strong internal control environment to identify and manage risks.  These include Standards of Business Conduct, robust product quality standards and processes, and a comprehensive internal and external audit process.  Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed.  The Board of Directors is responsible for overseeing management in the execution of its responsibilities and for assessing the overall approach to risk management.  The Board of Directors exercises these responsibilities periodically as part of its meetings and also through its four committees, each of which examines various components of enterprise risk as part of its responsibilities.  The Compensation and Corporate Governance Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.  The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management.  The Nominating Committee manages risks associated with board independence and potential conflicts of interest.   In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.  The Board of Director’s role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer, President and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with these efforts.

Board Size

The Corporate Governance Principles provide that the Board should generally have between five and ten members.  In establishing the appropriate number of directors, the Board along with the Compensation and Corporate Governance Committee consider (i) resignations and retirements from the current Board, (ii) the availability of appropriate, qualified candidates, and (iii) the goal of assuring that the Board is small enough to facilitate active discussions and decision-making while, at the same time, is large enough to provide an appropriate mix of continuity, experience, skills and diversity so that the Board and its Committees can effectively perform their responsibilities. The Board has determined that four directors is an appropriate number of members to effectively perform their responsibilities.

Criteria for Membership on the Board

The Board and its Nominating Committee consider a number of different factors in selecting nominees for director.  Some of these factors, such as integrity, are applied uniformly to all prospective candidates.  Others, such as specific industry experience, may be adopted on a case-by-case basis by the Board and the Nominating Committee based on the Company’s business needs at the time a nomination is under consideration.  The Nominating Committee and the Board of Directors apply the same criteria to each candidate for the Board, regardless of whether the candidate is proposed by a stockholder or some other source.  Specific criteria considered by the Nominating Committee and the Board include:

Independence.  The Board of Directors, in its Corporate Governance Principles and Committee charters, has established a policy that a substantial majority of the directors be “independent” members of the Board.  The Nominating Committee and the Board consider the independence of each prospective director before election and further consider the independence of all continuing directors on at least an annual basis.  The Board has determined that Messrs. Dillon, Schwarz and Tanaka are independent in accordance with the Company’s criteria and Mr. Shuldman, the Company’s Chief Executive Officer, is not independent.  The Board applies the following criteria in determining independence, which criteria are derived from NASDAQ’s listing standards as well as certain additional requirements that are imposed on certain Committee members under the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the Internal Revenue Service (the “IRS”):

•
Independent Judgment. The director must not have any relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable and familial relationships that might have an impact on the director’s judgment.

•
Employment. The director must not have been an employee of the Company or any parent or subsidiary of the Company at any time during the past three years.  In addition, a member of the director’s immediate family (including the director’s spouse, parents, stepparents, children, stepchildren, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in the director’s home other than a tenant or employee) must not have been an executive officer of the Company during the past three years.

•
Other Payments. Neither the director nor a member of his or her immediate family member may have received compensation of more than $120,000per year from the Company during any period of twelve consecutive months during the past three years, except for director fees, payments arising solely from investments in the Company’s securities, benefits under certain Company plans and non-discretionary compensation, certain permitted loans and compensation paid to a family member who is not an executive officer of the Company.

•
Auditor Affiliation. Neither the director nor a member of his or her immediate family may be a current partner of the Company’s independent auditors or have been a partner or employee of the Company’s independent auditors who worked on the Company’s audit at any time during the past three years.

•
Interlocking Directorships. Neither the director nor any member of his or her immediate family may be employed as an executive officer by another entity where, at any time during the past three years, any of the Company’s executive officers served on the compensation committee.

•
Transactions. Neither the director nor any member of his or her immediate family may be a partner in, or a controlling stockholder or executive officer of, any organization that, during the current or any one of the past three years, received payments from the Company, or made payments to the Company, for property or services that exceed the greater of $200,000 or 5% of the recipient’s annual consolidated gross revenues for such year (excluding payments arising solely from investments in the Company’s securities or paid under a non-discretionary charitable matching program).

•
Additional Standards for Audit Committee Members. Any director who serves on the Board’s Audit Committee may not, directly or indirectly, have received any consulting, advisory or other compensatory fee from the Company (other than certain retirement benefits and deferred compensation) or be an affiliate of the Company (except as a director, but including by way of stock ownership).  In addition, no such director may have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

Overall Board Composition.  The Board of Directors believes it is important to consider the professional skills and background, experience in relevant industries, age and diversity of its directors in light of the Company’s current and future business needs.

Personal Qualities.  Each director must possess certain personal qualities, including integrity, judgment and business acumen.  In addition, each director must be no older than 78 years of age at the time of nomination or re-nomination.

Diversity.  The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service.

Commitments.  Each director must have the time and ability to make a constructive contribution to the Board.  While the Board does not believe it is appropriate to establish a single standard regarding the number of other boards on which a director may sit, this is a factor that may be considered in reviewing a candidate’s suitability.

Additional Criteria for Incumbent Directors.  During their terms, all incumbent directors on the Company’s Board are expected to attend Board and Committee meetings regularly; to stay informed about the Company and its business; to participate in discussions of the Board and its Committees; to take an interest in the Company’s business and provide advice and counsel to the Company’s Chief Executive Officer; and to comply with the Company’s Corporate Governance Principles and other applicable policies.

Regulatory Requirements.  The Board must have directors who meet the criteria established from time to time by The NASDAQ Global Market, the SEC, the IRS and other applicable regulatory entities for service on the Board and its Committees.

Director Nomination Process

Under its charter, the Nominating Committee is responsible for identifying, reviewing and recommending individuals to the Board for nomination or election as directors. This typically involves the following steps:

•
Specific Criteria. The Nominating Committee and the Board review the overall composition of the Board in light of the Company’s current and expected business needs and, as a result of such assessments, may establish specific qualifications that the Committee will seek in Board candidates.

•
Identifying New Candidates. The Nominating Committee may seek to identify new candidates for the Board (i) who possess the desired qualifications and (ii) who satisfy the other requirements for Board service.  In identifying new director candidates, the Committee may seek advice and names of candidates from Committee members, other members of the Board, members of management, and other public and private sources.  The Committee may also, but need not, retain a search firm in order to assist in these efforts.

•
Reviewing New Candidates. The Nominating Committee reviews the potential new director candidates identified through this process.  This involves reviewing the candidates’ qualifications and conducting an appropriate background investigation.  The Committee may also select certain candidates to be interviewed by one or more Committee members.

•
Reviewing Incumbent Candidates. On an annual basis, the Nominating Committee also reviews incumbent candidates for re-nomination to the Board. This review involves an analysis of the criteria described above that apply to incumbent directors.

•
Recommending Candidates. The Nominating Committee recommends a slate of candidates for the Board of Directors to submit for approval to the stockholders at the Annual Meeting.  This slate of candidates may include both incumbent directors and new nominees.  In addition, apart from this annual process, the Committee may, in accordance with the Corporate Governance Principles, recommend that the Board elect new members of the Board who will serve until the next annual meeting of stockholders.  At the time of making any recommendation to the Board, the Committee reports on the criteria that were applied in making the recommendation and its findings concerning each candidate’s qualifications.

•
Stockholder Nominations Submitted to the Committee. Stockholders may also submit names of director candidates, including their own, to the Nominating Committee for its consideration.  The process for stockholders to use in submitting suggestions to the Nominating Committee is set forth below at “Procedures for Submitting Director Nominations and Recommendations.”  Candidates who are nominated for the Board of Directors by stockholders are evaluated in the same manner as recommendations received from other sources.

Board Meetings and Executive Sessions

The Board of Directors holds regular quarterly meetings, as well as periodic special meetings.  In 2013, the Board of Directors held thirteen meetings.

Independent directors meet by themselves in executive sessions, without management or employee directors present, at most regularly scheduled Board meetings.  In addition, independent directors may convene additional executive sessions at any time.

The executive sessions are led by the Chair of the committee that is responsible for the subject matter at issue (e.g., the Audit Committee Chair would lead a discussion of audit-related matters).  When it is not clear which committee has specific responsibility for the subject matter, the Chair of the Compensation and Corporate Governance Committee presides.

Committees of the Board

The Board has four standing committees: the Audit Committee, the Compensation and Corporate Governance Committee, the Nominating Committee and the Executive Committee.

Each Committee is composed entirely of independent directors and operates under a written charter.  The Chair of each Committee is selected by the Board.  Each Committee, except the Executive Committee, holds regular executive sessions at which only Committee members are present.  Each Committee is authorized to retain its own outside counsel and other advisors as it desires.

Charters for the Audit Committee, the Compensation and Corporate Governance Committee, and the Nominating Committee are available on the Company’s website, www.transact-tech.com, but a brief summary of the committees’ responsibilities follows:

Audit Committee. The Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the quality and integrity of the Company’s financial statements and accounting practices, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm and internal audit function.  It is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Dillon serving as Chair.  The Board has determined that each member of the Audit Committee is an independent director and meets the financial literacy requirements of The NASDAQ Global Market to serve on the Committee.  In addition, the Board has determined that Mr. Dillon is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission.  The Audit Committee operates under a written charter, which was revised in March 2004 and is posted on the Company’s website.  The Audit Committee met four times during 2013.

Compensation and Corporate Governance Committee. The Compensation and Corporate Governance Committee provides oversight for the hiring and termination of all executive officers of the Company, the Company’s corporate governance practices, CEO performance review and succession planning, director compensation, Board and Committee performance evaluation, stockholder communication matters, the design and management of the executive compensation programs, and the philosophy and programs for all employee compensation and benefit programs worldwide.  The Committee is responsible for determining the compensation (including salary, bonus, equity-based grants, and any other long-term cash compensation) for the Company’s Chief Executive Officer and for other senior executives as are subject to the Committee’s direct purview.  The Committee is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Schwarz serving as Chair.  The Compensation and Corporate Governance Committee operates under a written charter, which was adopted in March 2004 and is posted on the Company’s website.  The Compensation and Corporate Governance Committee met three times during 2013.

Nominating Committee. The Nominating Committee is responsible for assisting the Board in carrying out its responsibilities relating to the composition of the Board, including identifying, reviewing and recommending candidates to the Board for nomination as directors.  It is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka, with Mr. Tanaka serving as Chair.  The Nominating Committee operates under a written charter, which was adopted in March 2004 and is posted on the Company’s website.  The Nominating Committee met once during 2013.

Executive Committee. The Executive Committee meets between scheduled meetings of the Board of Directors and has the power and authority of the Board, except as limited by the Company’s By-Laws.  It is comprised of Messrs. John M. Dillon, Thomas R. Schwarz and Graham Y. Tanaka.  The Executive Committee met four times during 2013.

Standards of Business Conduct

In order to help assure the highest levels of business ethics at the Company, the Board of Directors has approved and the Company has adopted Standards of Business Conduct (the "Standards"), which apply to the Company’s directors, officers and employees.  The Standards provide an overview of the Company’s policies related to employee conduct in the workplace, regulatory compliance and investigations; the Company’s relationships with its customers, vendors, competitors and the public; insider trading; conflicts of interest; lobbying; political activities and contributions; accuracy of books, records and financial statements; confidentiality; and the protection of all who come forward to report suspected violations of the Standards.  In addition, the Standards act as a code of ethics promoting honest and ethical conduct on the part of the Company’s officers who are responsible for financial reporting, including the Chief Executive Officer and Chief Financial Officer.  The Standards mandate that these officers avoid conflicts of interest and disclose any relationship that could give rise to a conflict, protect the confidentiality of non-public information about the Company, work to achieve responsible use of the Company’s assets and resources, comply with all applicable governmental rules and regulations, and promptly report any possible violation of the Standards.  The Standards require these individuals to promote full, fair, understandable and accurate disclosure in the Company’s publicly filed reports and other public communications.  It sets forth standards for accounting practices and maintenance of records.  Individuals who fail to observe the terms of the Standards may face disciplinary action, including possible employment termination.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors currently consists of four directors and is divided into three classes.  Each class of directors is elected by the holders of the Company’s Common Stock to serve a staggered three-year term.  At the Annual Meeting, two persons are to be elected to hold office as a director until the 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified.  The nominees for election are Thomas R. Schwarz and Bart C. Shuldman.  Both Mr. Schwarz and Mr. Shuldman have been directors of the Company since its formation in June 1996.  Should the nominees become unavailable, which is not anticipated, votes pursuant to the proxy will be cast for a substitute candidate as may be designated by the Board of Directors, or in the absence of such designation, in such other manner as the Board may in their discretion determine.  Alternatively, in such a situation, the Board of Directors may take action to fix the number of directors for the ensuing year at the number of nominees and incumbent directors who are then able to serve.

Information Concerning Nominees for Director Whose Terms Expire at the 2017 Annual Meeting

Thomas R. Schwarz, 77, has been a director of the Company since its formation in June 1996 and was Chairman of the Board from June 1996 to February 2001.  Mr. Schwarz was Chairman and Chief Executive Officer of Grossman’s Inc., a retailer of building materials, from 1990 until his retirement in 1994.  From 1980 to 1990, he was President, Chief Operating Officer and a director of Dunkin’ Donuts Incorporated, a food service company.  Mr. Schwarz is a director of Tanaka Growth Fund and another privately held company.

Mr. Schwarz’s qualifications for election to the Company’s Board of Directors include public company leadership experience as President, Chief Operating Officer of Dunkin’ Donuts Incorporated and outside board experience as a director of Dunkin’ Donuts Incorporated, Grossman’s Inc., and The Tanaka Growth Fund.  He has been a director of the Company since its inception and is Chairman of the Compensation and Corporate Governance Committee.  From his past executive positions, Mr. Schwarz brings to our Board his extensive executive experience and knowledge of operating and managing complex operating companies.

Bart C. Shuldman, 57, has been Chief Executive Officer and a director of the Company since its formation in June 1996 and has been Chairman of the Board since February 2001.  Mr. Shuldman also served as the Company’s President from 1996 until June 2010.  Previously, Mr. Shuldman was Vice President of Sales and Marketing of Magnetec Corporation, a former subsidiary of Tridex, from April 1993 to August 1993, and served as President of Magnetec, and later the combined operations of Magnetec and Ithaca Peripherals Incorporated, another former Tridex subsidiary, from August 1993 to June 1996.  Mr. Shuldman is also the director of another privately held company.

Mr. Shuldman’s qualifications for election to the Company’s Board of Directors include public company leadership experience as Chief Executive Officer of the Company since its inception and board experience as a director and currently Chairman of the Board of the Company.  Mr. Shuldman brings to our Board his experience and knowledge of our business derived from his current position as Chief Executive Officer.

VOTE REQUIRED

The election of Thomas R. Schwarz and Bart C. Shuldman, respectively, as directors of the Company requires the affirmative vote of a plurality of the votes of the Company’s Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions by holders of such shares and broker non-votes will have no effect on the election of the director, but will be included in determining the presence of a quorum at the Annual Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF THOMAS R. SCHWARZ AND BART C. SHULDMAN AS DIRECTORS OF THE COMPANY.

Information Concerning Directors Whose Terms Will Expire at the 2015 Annual Meeting

John M. Dillon, 64, has been a director of the Company since 2011. Mr. Dillon is currently the CEO of Engine Yard, Inc., the leading cloud platform for automating and developing Ruby on Rails and PHP applications. Prior to joining Engine Yard, Mr. Dillon served as CEO for Navis, Inc., a private company specializing in software systems for operating large marine container terminals and distribution centers, from 2002-2008.  Before Navis, he also served as CEO for Salesforce.com and President and CEO of Hyperion Solutions.  He began his career as a Systems Engineer for EDS (Electronic Data Systems) and then moved into a variety of sales management positions for various high-tech companies, including Oracle Corporation.  Mr. Dillon holds a Bachelor’s degree in Engineering from the United States Naval Academy and an MBA from Golden Gate University.  He served on active duty in the nuclear submarine service for five years before beginning his civilian career.

Mr. Dillon’s qualifications for election to the Company’s Board of Directors include private company leadership in his current CEO role at Engine Yard, Inc. and in previous CEO roles as previously discussed.  Mr. Dillon is also a director at Intacct Corporation and Centerpointe Community Bank and previously served as director of several other companies.  From his past executive and director positions, Mr. Dillon brings to our Board his extensive executive experience and knowledge operating and managing complex software and technology companies.

Information Concerning Directors Whose Terms Will Expire at the 2016 Annual Meeting

Graham Y. Tanaka, 66, has been a director of the Company since its formation in June 1996.  Mr. Tanaka has been President of Tanaka Capital Management, Inc., an investment management firm, since 1986.  He is a director of Tanaka Funds, Inc. and Tanaka Capital Management, Inc.  Mr. Tanaka holds a Bachelor’s degree in Engineering and Urban Studies from Brown University and an MBA from Stanford University and is a Chartered Financial Analyst (CFA).  Mr. Tanaka also is the author of Digital Deflation, a book that describes technology’s effects on the economy.

Mr. Tanaka’s qualifications for election to the Company’s Board of Directors include private investment management experience as President of Tanaka Capital Management, Inc. and board experience as a director of Tanaka Funds, Inc. and Tanaka Capital Management, Inc. He has been a director of the Company since its inception and is Chairman of the Nominating Committee.  With his varied experiences as a director and investment manager working in the financial markets, Mr. Tanaka brings extensive knowledge of financial markets and financial analysis gained through his experience.

PROPOSAL 2:

RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the financial statements of the Company for the 2014 fiscal year.  This selection is being presented to the stockholders for ratification at the Annual Meeting.  PricewaterhouseCoopers LLP has audited the Company’s financial statements since the Company’s formation in 1996.  In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED

The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2014 requires the affirmative vote of a majority of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED
BY THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has established a policy requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accounting firm, along with the associated fees for those services (the “Policy”).  The Policy provides for the annual pre-approval of specific types of services pursuant to policies and procedures adopted by the Audit Committee, and gives detailed guidance to management as to the specific services that are eligible for such annual pre-approval.  The Policy requires the specific pre-approval of all other permitted services.  For both types of pre-approval, the Audit Committee considers whether the provision of a non-audit service is consistent with the Securities and Exchange Commission’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accounting firm and the Company, (ii) would place the independent registered public accounting firm in the position of auditing its own work, (iii) would result in the independent registered public accounting firm acting in the role of management or as an employee of the Company, or (iv) would place the independent registered public accounting firm in a position of acting as an advocate for the Company.  In addition, the Audit Committee considers whether the independent registered public accounting firm is best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accounting firm’s familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent registered public accounting firm would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee may delegate to one of its members the authority to address certain requests for pre-approval of services between meetings of the Committee, and such Committee member is required to report his or her pre-approval decisions to the Committee at its next regular meeting.  The Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company.  The Audit Committee monitors compliance by management with the pre-approval policy by requiring management, pursuant to the Policy, to report to the Audit Committee on a regular basis regarding the pre-approved services rendered by the independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SERVICES AND FEES

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm.  Accordingly, the Audit Committee has appointed PricewaterhouseCoopers LLP to perform audit and other services for the Company.  In addition, the Audit Committee has procedures in place for the pre-approval by the Audit Committee of all services provided by PricewaterhouseCoopers LLP.  These pre-approval procedures, as amended, are described above under “Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accounting Firm.”

The aggregate fees billed by PricewaterhouseCoopers LLP to the Company for the years ended December 31, 2013 and 2012 are as follows:
	2013	2012
Audit Fees (1)	$350,328	$316,804
Audit-Related Fees (2)	-	-
Tax Fees (3)	4,868	3,861
All Other Fees (4)	1,818	1,818
Total Fees for Services Provided	$357,014	$322,483
________
(1)
Audit Fees consist of fees related to: (i) the annual integrated audit of the Company’s financial statements which included testing the effectiveness of the Company’s internal control over financial reporting, based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), (ii) reviews of the Company’s quarterly financial statements and the (iii) statutorily required audits for the Company’s UK subsidiary.

(2)	Audit-Related Fees consist of fees incurred for consultations regarding accounting and financial reporting standards.

(3)	Tax Fees consist of fees for the preparation of tax returns for our UK subsidiary.

(4)	All Other Fees include software license fees for the use of a web-based accounting research tool.

The Audit Committee has considered whether the provision of the above services, other than Audit Fees, is compatible with maintaining the auditors’ independence and has determined that, in its opinion, they are compatible.  All of the above services during the year ended December 31, 2013, other than those covered by Audit Fees, were either approved by the Audit Committee or were performed pursuant to pre-approval policies and procedures.

AUDIT COMMITTEE REPORT

Under its charter, the Audit Committee is responsible for assisting the Board in fulfilling its responsibilities to oversee the internal control over financial reporting and quality and integrity of the Company’s financial statements and accounting practices, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm and internal audit function.

Management is responsible for preparing complete and accurate consolidated financial statements in accordance with generally accepted accounting principles.  The independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and for issuing reports about those financial statements.  The Audit Committee meets with the independent registered public accounting firm, the Chief Executive Officer and the Chief Financial Officer of the Company to review the scope and the results of the annual audit, the amount of audit fees, the Company’s system of internal accounting controls over financial reporting, the financial statements contained in the Company’s Annual Report to Stockholders and other related matters.  Separate meetings are held with the independent registered public accounting firm and management.

In connection with its duties, the Audit Committee has taken the following actions:

•	It has reviewed and discussed the audited financial statements, as well as the assessment of internal controls over financial reporting, with management.

•
It has discussed with the independent registered public accounting firm, which is responsible for expressing an opinion on the financial statements in accordance with generally accepted accounting principles, the matters required to be discussed by the statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
It has received from the independent registered public accounting firm the written disclosures describing any relationships between the independent registered public accounting firm and the Company and the letter confirming their independence required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm matters relating to their independence.

•
Based on its review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

John M. Dillon, Chair
Thomas R. Schwarz
Graham Y. Tanaka

PROPOSAL 3:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we seek your advisory vote on the compensation of the Company’s named executive officers as described in the “Compensation, Discussion and Analysis” section, tabular disclosure regarding such compensation and accompanying narrative disclosure set forth in this proxy statement. We ask that you support the compensation of our named executive officers as disclosed below. Your vote is advisory only, and therefore non-binding, but we can assure you that whatever the outcome of the vote, the Compensation Committee and the Board will review the results carefully and take the results into account in future compensation decisions. The Compensation Committee believes the Company’s executive compensation program reflects a strong pay-for-performance philosophy and is aligned with the stockholders’ long-term interests.

We believe that our programs are currently structured in the best manner possible to sustain our organizational and strategic goals, as well as to support our unique culture. These structural elements include:

•	Ensuring alignment between short-term incentive metrics such as EBITDA and stock price and stockholder value over the long term.

•
Maintaining the highest level of corporate governance over our executive compensation programs by reviewing them frequently and engaging a compensation consultant that does not work for the Company’s management as necessary.

•
Closely monitoring our programs against the other companies in the marketplace with whom we compete for talent and against whom we measure our success, noting in particular that this group of companies may change rapidly as the Company experiences its own growth.

•
Engaging in rigorous talent reviews of our senior executives to ensure they remain committed to the Company’s short and long-term goals, developing or obtaining the skills to manage in the current economy and preparing for the inevitable succession that naturally occurs in any organization.

•	Maintaining conservative benefit programs primarily directed and offered to all employees.

•	Providing executive officers nominal perquisites.

VOTE REQUIRED

Stockholders are being asked to vote on the following resolution:

RESOLVED: That the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth below.

Because this vote is advisory, there is no vote required and it will not be binding upon the Board.  However, the Board values stockholders’ opinions and the Board and Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” SECTION OF THIS PROXY STATEMENT AS SET FORTH BELOW.

PROPOSAL 4:

TO APPROVE THE COMPANY’S 2014 EQUITY INCENTIVE PLAN

On April 1, 2014, the Board of Directors unanimously voted to adopt the 2014 Equity Incentive Plan (the “Plan”) and to recommend approval of the Plan by stockholders.  The following is a summary of the material features of the Plan.  It may not contain all of the information important to you.  We urge you to read the entire Plan, a copy of which appears as Annex A to the Proxy Statement.

DESCRIPTION OF THE PLAN

The purpose of the Plan is to advance the interests of the Company by providing for the grant to participants of stock-based and other incentive awards, all as more fully described below.  The Plan will become effective on the date of its approval by the stockholders.   A maximum of 600,000 shares of common stock may be delivered in satisfaction of awards made under the Plan.  In 2011, 2012 and 2013, the Company made equity awards under the 2005 Equity Incentive Plan totaling approximately 142,000 shares,  165,000 shares, and 147,000 shares, respectively.  The Company estimates that the 600,000 shares under the new Plan will provide a sufficient number of shares to enable the Company to continue to make awards at historical average annual rates for approximately four to five years, which the Board determined to be sufficient to provide the flexibility to attract and retain directors, executives and other employees with equity incentives.

The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights, or “SARs”, granted to any person in any calendar year will each be 500,000.  The maximum number of shares subject to other awards granted to any person in any calendar year will be 500,000 shares.  The maximum amount payable to any person in any year in the case of an award denominated in cash will be $750,000.  In the event of a stock dividend, stock split or other change in our capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator (as defined below) will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change.  The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of awards.

The maximum number of shares that may be issued under the Plan represents approximately 7.2% percent of the total number of shares of the Company’s common stock outstanding on March 21, 2014, excluding treasury shares.  As of March 21, 2014, 833,975 stock options to purchase common stock (with a weighted average exercise price of $8.98 and weighted average remaining term of 6.5 years and 46,331 deferred stock units have been granted and remain outstanding,  and approximately 72,000 shares remain available for awards issuable under prior Company equity plans.  The total number of shares issuable under the Company’s prior equity plans, added together with shares issuable under the proposed Plan, represent approximately 8.1% percent of Company’s outstanding shares on March 21, 2014.  However, the Company has determined that upon approval by the stockholders of the Plan, no new awards will be made under the Company’s prior equity plans.

A combination of factors, including among other things, increased reliance upon restricted stock units for equity compensation, have driven increased share usage under the Company’s prior equity plans, thereby reducing the shares remaining available for future issuance.  In addition, the Company’s 2005 Equity Incentive Plan will terminate in accordance with its terms in 2015.  Therefore, to (i) continue to secure for the Company and its stockholders the benefits arising from capital stock ownership, (ii) assure that sufficient shares are available to provide incentives to those employees, directors, officers and consultants of the Company and any subsidiaries who will be responsible for the Company's future growth and continued success, and (3) attract new employees, the Board of Directors has adopted the Plan.  The Company therefore asks stockholders to consider the following factors and to vote for the proposed Plan:

Equity incentive awards are an important part of the Company’s overall compensation philosophy.    The Plan is critical to the Company’s ongoing effort to build stockholder value. Equity incentive awards have historically been and remain a critically important component of the Company’s compensation program. The Compensation Committee believes that the Company’s ability to grant equity incentive awards to employees is an important factor in our ability to attract, retain and motivate key employees. The Compensation Committee believes that equity compensation provides a strong incentive for employees to work to grow the business, build stockholder value over the long term and strongly align the interests of the Company’s employees with other stockholders. Moreover, equity awards made under the Plan to the Company’s senior executives reflect the Compensation Committee’s “pay for performance” philosophy since payout amounts are “at risk” and contingent on Company performance as described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Share exhaustion under the Company’s prior equity plans would harm the competiveness of the Company’s compensation offering.    We believe that the remaining shares in the Company’s prior plans are insufficient to meet the Company’s future compensation requirements if grants continue to be made consistent with historic grant levels and with the Compensation Committee’s practices as described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Company believes it must continue to offer a competitive equity compensation plan to attract and motivate the Company’s workforce. If the prior plans were to run out of shares available for grant, the Company would not be able to issue additional equity awards. The Company also believes that its inability to award equity compensation will result in difficulty in attracting, retaining, and motivating its employees, whose efforts are a necessary element to implement its strategic plan and to ensure its future success. Therefore, the Company is asking our stockholders to approve the Plan.

A discussion of the material features of the Plan follows, which discussion is subject to and qualified by the complete text of the Plan.

PLAN FEATURES THAT PROTECT STOCKHOLDER INTERESTS

The Plan contains several features that are intended to protect the interests of our stockholders. The more prominent of these include:

•	Independent Plan Administration. The Compensation Committee, comprised solely of nonemployee, independent Directors, will administer the Plan.
•	No Re-pricing. Awards may not be re-priced without stockholder approval.
•	No In-the-Money Grants. Options may not be granted with exercise prices below market value.
•	No “Evergreen” Provisions. The Plan does not contain “evergreen” share reserve provisions which have the potential for built-in dilution to stockholder value.

GENERAL TERMS

Administration.  The Compensation and Corporate Governance Committee will administer the Plan.  The term “Administrator” is used in this proxy statement to refer to the person (the Committee and its delegates) charged with administering the Plan.  The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant awards, determine, modify or waive the terms and conditions of any award; prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan.  Determinations of the Administrator made under the Plan are conclusive and bind all parties.  Awards may be in the form of options, SARs, restricted or unrestricted stock, stock units (including restricted stock units), performance awards and cash awards.

Eligibility.  Participation is limited to those key employees and directors, as well as consultants and advisors, who are selected by the Administrator to receive an award.

Stock Options.  The Administrator may from time to time award options to any participant subject to the limitations described above.  Stock options give the holder the right to purchase shares of common stock of the Company within a specified period of time at a specified price.  Two types of stock options may be granted under the Plan: incentive stock options, or “ISOs”, which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs”.  Eligibility for ISOs is limited to employees of the Company and its subsidiaries.  The exercise price of a stock option cannot be less than the fair market value of the common stock subject to the stock option at the time of grant.  The Administrator determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.  The maximum term of stock options and SARs granted under the Plan cannot exceed ten years.

Stock Appreciation Rights.  The Administrator may grant SARs under the Plan.  An SAR entitles the holder upon exercise to receive an amount, payable in shares of common stock, equal to the excess of the fair market value of the shares of common stock subject to the SAR over the fair market value of such shares at the date of grant.

Stock Awards; Stock Units.  The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock.  Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met.  Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends.  Other awards under the Plan may also be settled with restricted stock.  The Plan also provides for awards of stock units, which are unfunded and unsecured promises to deliver common stock or cash (measured by the value of common stock) in the future.  Stock units may be restricted, meaning that the delivery of common stock or cash with respect to the stock unit is subject to the satisfaction of specified performance or other vesting conditions.

Performance Awards.  The Administrator may also make awards subject to the satisfaction of specified performance criteria.  The performance criteria used in connection with a particular performance award will be determined by the Administrator.  In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use objectively determinable measures of performance in accordance with Section 162(m) that are based on any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.  The Administrator will determine whether the performance targets or goals that have been chosen for a particular Performance Award have been met.

General Provisions Applicable to All Awards.  Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution.  During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient.  Shares delivered under the Plan may consist of either authorized but unissued shares or treasury shares.  The number of shares delivered upon exercise of a stock option is determined net of any shares transferred by the optionee to the Company (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

Change in Control. In the event of a change in control of the Company, each award requiring exercise will become fully exercisable, the restrictions (including service-based and performance-based restrictions) on each outstanding share of stock and each outstanding stock unit will lapse, and the delivery of shares of stock deliverable under each outstanding award of stock units will, to the extent consistent with the deferred compensation rules under Section 409A of the Internal Revenue Code, be accelerated and such shares will be delivered, prior to the transaction, in each case on a basis that gives the holder of the award a reasonable opportunity, as determined by the Administrator, following exercise of the award or the delivery of the shares, as the case may be, to participate as a stockholder in the transaction.

For purposes of the foregoing, a “change in control” of the Company will be deemed to occur upon   any of (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not, and is not a subsidiary of, a publicly owned corporation in which the stockholders of the Company immediately prior to the transaction continue to own beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all the Company's assets, or (iii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company. As used herein, “voting power” means ordinary voting power for the election of directors of the Company.

After the foregoing change in control vesting and acceleration provisions, if applicable, have been given effect, awards that are not assumed and that involve restricted stock or the future delivery of stock will terminate upon a change in control (or other corporate transaction or series of transactions) in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding stock, or a sale or transfer of all or substantially all of the Company’s assets, or a dissolution or liquidation of the Company.  The Administrator may, but need not, provide for a substitution or assumption of awards or a cash-out of awards in connection with any such transaction, or for acceleration even where acceleration is not otherwise required, on terms specified in the Plan.

Amendment.  The Administrator may at any time or times amend the Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of awards.  The Administrator may not, however, alter the terms of an award so as to affect adversely the participant’s rights under the award without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time of the award.  Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

NEW PLAN BENEFITS

The future benefits or amounts that would be received under the Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time.  In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of December 31, 2013.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1996 Non-Employee Director Plan	22,500	$31.82	-
2005 Equity Incentive Plan	746,966	7.73	195,755
Total	769,466	$6.43	195,755

Equity compensation plans not approved by security holders:
2001 Employee Stock Plan	1,000	$26.23	-
	770,466	$8.46	195,755

HISTORICAL EQUITY GRANT INFORMATION

The following table presents the benefits and amounts which were received by or allocated to our executive officers, non-executive directors and non-executive officer employees such persons for the fiscal year ended December 31, 2013 under the Company’s prior equity plans.

2005 EQUITY INCENTIVE PLAN AWARDS GRANTED IN THE 2013 FISCAL YEAR
Name and Position	Grant Date Fair Value of Awards ($)	Number of Shares of Common Stock Underlying Awards
Bart C. Shuldman	168,475	34,764
Chairman and Chief Executive Officer
Steven A. DeMartino	105,951	25,349
President, Chief Financial Officer, Treasurer and Secretary
Tracey S. Chernay	23,905	7,500
Executive Vice President, Casino & Gaming Sales and Marketing
Andrew J. Hoffman	23,905	7,500
Senior Vice President Operations
Benjamin C. Wyatt	23,905	7,500
Vice President, Software Products & Business Development
John M. Dillon	25,164	7,500
Director
Thomas R. Schwarz	25,164	7,500
Director
Graham Y. Tanaka	25,164	7,500
Director
Named Executive Officer Group	346,141	82,613
Non-Executive Director Group	75,492	22,500
Non-Named Executive Officer Employee Group	132,273	41,500

Each stock option award disclosed in the 2005 Equity Incentive Plan—Awards Granted in the 2013 Fiscal Year table was issued under our 2005 Equity Incentive Plan and was granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, as determined by the closing price of the stock on the date the option was granted.  As of March 31, 2014, the closing price of the stock was $11.49.  Subject to the terms of our 2005 Equity Incentive Plan and the option agreements issued in connection with these grants, each option award granted in 2013 vests at a rate of 25% per year over four years.  Each stock option award expires ten years after the date of grant.

The level of awards granted was consistent with the level of historical grants over the previous five years.

FEDERAL INCOME TAX CONSEQUENCES OF CERTAIN AWARDS

The following discussion summarizes certain U.S. federal income tax consequences of the issuance and receipt of options under the Plan under the law as in effect on the date of this proxy statement.  The summary does not purport to cover all U.S. federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.  Participants should consult their own tax advisors about potential tax consequences of participating in the Plan.

ISOs.  In general, an optionee realizes no taxable income upon the grant or exercise of an ISO.  However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee.  With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise (a so-called “disqualifying disposition”) produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price (that is, the “spread” at exercise).  Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction.  If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs.  In general the optionee has no taxable income at the time of grant of a NSO but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a NSO for federal income tax purposes.  ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Stock Options Exercisable for Restricted Stock.  The Administrator may award stock options that are exercisable for restricted stock.  Under Section 83 of the Code, an optionee who exercises a NSO for restricted stock will generally have income only when the stock vests.  The income will equal the fair market value of the stock at that time less the exercise price.  However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at that time.  Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the optionee.  Where an ISO is exercised for restricted stock, the amount of any alternative minimum taxable income associated with the exercise and the amount of ordinary income associated with any disqualifying disposition of the acquired stock will be measured, in general, by reference to the “spread” value at the time the restrictions on the stock lapse and not on the “spread” value at exercise.  In the case of such an ISO, an “83(b) election” may affect the amount and timing of inclusion of any alternative minimum taxable income associated with exercise but not the measure of any ordinary income associated with a disqualifying disposition.

Certain Change in Control Payments.  Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits.  If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Section 409A.  Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly.  However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or any other provision of the Code.

Potential Limitation on Company Deductions. Under Section 162(m), certain remuneration in excess of $1 million may be nondeductible if paid to any “covered employee” of a publicly held corporation (generally the corporation’s chief executive officer and its next three most highly compensated executive officers, excluding the chief financial officer, in the year that the compensation is paid), unless an exemption applies.  The Plan is intended to provide for the grant of awards that can satisfy the requirements for an exemption from this deduction limitation.

VOTE REQUIRED

Approval of the 2014 Equity Incentive Plan requires the affirmative vote of a majority of the votes of the Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  In the absence of instructions to the contrary, the persons named in the accompanying proxy will vote such proxy “FOR” the 2014 Equity Incentive Plan.  Abstentions by holders of such shares with respect to voting on this matter will have the effect of a negative vote; broker non-votes with respect to voting on this matter will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2014 EQUITY INCENTIVE PLAN.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the philosophy, approach, and elements used by us and the Compensation and Corporate Governance Committee (the “Compensation Committee”) of our Board of Directors, which is composed entirely of independent directors of the Company, to define, manage, and review the compensation paid to our executives.  Our philosophy and approach to executive compensation apply to all executive officers of the Company, including those executives designated as Named Executive Officers (“NEO’s”).

Philosophy and Objectives of the Compensation Program

Our Compensation Committee’s philosophy is that our executive compensation program is to be based on our performance and be competitive with other similarly-sized companies in similar industries.  The primary objectives of our compensation program are to:
•	Attract, engage, retain, and reward executive officers;
•	Motivate employees and encourage individual initiative and effort;
•	Help to achieve key business objectives and attain Company goals; and
•	Align executives’ interests closely with those of the Company and its stockholders to drive long term sustainable earnings growth.

Our executive compensation program principally includes base salary, an incentive cash performance bonus program and equity incentive awards.  The Compensation Committee believes that each element of the total compensation program helps to ensure that the efforts of our executive officers support the creation of stockholder value, whether through focusing on short-term and long-term performance goals, promoting an ownership mentality or linking individual performance to the Company’s overall performance.  The Committee retains its discretion to modify the compensation program elements in response to the needs of the Company. Except as otherwise prohibited by law or the Company’s organizational documents, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

The elements of our executive compensation program are periodically analyzed using current publicly available market data, contemporary market trends in the industries in which the Company operates and periodic reviews of compensation and benefit surveys.  Although we perform periodic reviews of salary surveys and occasionally use compensation consultants to analyze elements of our compensation program, we do not believe that it is appropriate to establish compensation levels based solely on the use of such surveys.

The Compensation Committee reviews Company executive officer compensation and performance data to determine whether the Company’s executive compensation program is competitive and reasonable.  The Compensation Committee, on occasion, meets with the Chief Executive Officer and Chief Financial Officer to obtain recommendations with respect to the Company’s compensation programs, practices and packages for the other executive officers, senior managers and other employees.  Our Chief Executive Officer and Chief Financial Officer, with the assistance and support of the human resources department, provide recommendations regarding the design of the Company’s compensation program to the Compensation Committee.  The Compensation Committee considers, but is not bound to accept, management’s recommendations with respect to executive compensation.

In May 2009, the Compensation Committee retained Towers Watson, an independent compensation consultant, to assist the Compensation Committee in assessing the competitiveness of the Company's total compensation program for the Company’s CEO, CFO and EVP Engineering, with the goal of implementing compensation changes based on Towers Watson’s advice and/or recommendations, if any, in 2010.  Tower Watson’s work included a review of total compensation paid to the Company’s CEO, CFO and EVP Engineering assessing their compensation relative to individuals holding similar positions at companies in similar industries and size, and providing market-based compensation data for base salaries, annual cash incentive awards and long-term equity awards for the CEO, CFO and EVP Engineering.  Towers Watson developed a peer group of companies consisting of U.S.-based information technology companies with revenue, percentage of foreign sales and product diversity generally comparable to the Company’s executives (the “Peer Group”) mainly from the same Standard Industrial Classification codes.  The Peer Group consisted of LTX-Credence Corp.; Spectrum Control, Inc.; Communications Systems, Inc.; Rimage Corp.; Mad Catz Interactive, Inc.; Maxwell Technologies, Inc.; FSI International, Inc.; Perceptron, Inc.; DRI Corporation; Vicon Industries, Inc.; IntriCon Corp.; Optical Cable Corp.; Optelecom-NKF, Inc.; ClearOne Communications, Inc.; and Alliance Fiber Optic Products, Inc.  The Peer Group data was based on compensation paid predominantly in 2008.

Based on the review conducted by Towers Watson, the Compensation Committee revised the Company's annual incentive bonus program in an effort to further align the Company’s CEO and CFO's annual incentive compensation with the goal of building longer-term stockholder value.

Towers Watson did not advise management of the Company and neither it nor its affiliates received any compensation from the Company for services other than those performed for the Compensation Committee.  The Compensation Committee has not deemed it necessary to engage any further consultants for the purpose of reviewing total executive compensation or individual compensation elements, although the Company continues to use the results of Towers Watson’s review as a guideline for the overall executive compensation program.

Elements of the Company’s Compensation Plan

The principal elements of the Company’s compensation program are base salary, an incentive cash bonus program and equity incentive awards.

Base Salary: In general, base salaries for employees, including executive officers, are established based on the scope of their responsibilities, individual contribution, prior experience, sustained performance, external market data and anticipated level of difficulty of replacing the employee with someone of comparable experience and skill.  Base salary for each executive is reviewed on an annual basis as part of our companywide merit review process.  The amount of any merit increase to an executive’s base salary is determined based on a combination of the current position of the executive’s pay against market data and the executive’s performance and results during the past year.  Our Chief Executive Officer is responsible for assessing the performance of each executive reporting to him.  Our Compensation Committee assesses the performance of our Chief Executive Officer.

Incentive Cash and Deferred Stock Unit Bonus Program: We have historically maintained an incentive cash compensation plan for all executive officers, except for those who receive sales commissions, which provides our executives with the opportunity to receive performance bonuses in the form of cash upon the attainment of certain annual financial objectives, as well as performance and business objectives.  The incentive bonus is designed to be a significant portion of executive compensation in order to create and maintain a significant incentive for our executives to achieve or exceed our strategic and annual financial objectives.

           To ensure alignment of compensation with our business objectives, our Chief Executive Officer and other executive officers establish specific quantitative and qualitative performance metrics each fiscal year.  Our performance metrics (as used for incentive bonus) are reviewed and approved by our Compensation Committee.  The metrics are aligned with our strategic and annual business plans and are reviewed by our Board of Directors and Compensation Committee.  For 2013, the quantifiable metric of our annual incentive bonus program consisted of a target level of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $9,900,000, excluding the effect of external acquisition related expenses, adjustments to the contingent consideration accrual related to the acquisition of Printrex, Inc., legal fees related to the lawsuit with Avery Denison Corporation and expenses related to the hiring of an employee to support the Company’s line of food safety terminals (the “EBITDA Target”).  The minimum and maximum EBITDA set forth in the incentive bonus program by our Compensation Committee was $7,500,000 and $12,000,000, respectively, after adjusting for the above items.

Our executive officers, except for those that receive sales commissions, participate in the incentive bonus program.  Bonuses are paid under the incentive bonus program only if the Company meets the specified quantifiable performance objectives and/or the executive meets specified performance and business objectives.  The incentive cash bonus that any particular executive is eligible to earn is established as a percentage (the “Target Percentage”) of the individual’s base salary (“Target Bonus”).  For 2013, 75% of each executive’s Target Bonus was based on achievement of the EBITDA Target (the “EBITDA Bonus Amount”) and 25% was based solely on achievement of performance and business objectives established by the Chief Executive Officer and the Compensation Committee (the “Performance Bonus Amount”).  No EBITDA Bonus Amount is payable unless EBITDA exceeds a specified threshold ($7,500,000 for 2013).  Above the threshold, the EBITDA Bonus Amount is adjusted upward on a sliding scale ranging from 5% to 114% of the Target Percentage for 2013.

The Compensation Committee is responsible for determining achievement of performance and business objectives for the CEO.  The CEO is responsible for determining achievement of performance and business objectives for each of his direct reports.  For other participants, achievement of performance and business objectives will be determined by the President or the appropriate Vice President or manager.  Performance objectives include personal goals that support the Company’s overall business objectives as well as other financial and non-financial measurements.   For 2013, such objectives consisted of achievement of certain financial and strategic objectives such as expanding the sales channel for  Ithaca 9700 food safety terminal and two new color Printrex ® printers for the oil and gas market; opening a new sales office in Houston, Texas; signing a target level of deals for the EPICENTRALTM Print System; and achieving a target level of product cost savings.  For 2013, the Performance Bonus Amount ranged from 0% to 25% of the Target Percentage depending on the level of achievement.

In addition, for the fifth consecutive year in 2013, to continue the efforts to further align the incentives of the Company’s CEO and CFO with building longer-term stockholder value, the Compensation Committee again required that for Mr. Shuldman and Mr. DeMartino, 30% of the Target Bonus amount earned for 2013 be paid in the form of fully vested stock units under the Company’s 2005 Equity Incentive Plan based on the closing price of the Company’s common stock on the date the Target Bonus is approved for payment by the Compensation Committee (the “Grant Date”).  These stock units are payable three years from the Grant Date in the form of shares of the Company’s common stock on a one-for-one basis.

Equity Incentive Awards: The goal of our equity-based incentive awards is to align the interests of our executives with our stockholders and to provide executives with an incentive to manage the Company from the perspective of an owner with an equity stake in the business.  We believe that our long-term performance is improved by encouraging ownership by our executives through the use of stock-based grants.  Because vesting of our stock awards is based on continued employment, our equity-based incentives also facilitate the retention of executives through the term of the awards.  Generally, we believe that stock options are the most effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of stock options to our future performance – i.e. executives are able to profit from stock options only if our stock price increases in value over the stock option’s exercise price.

Grants of stock options are approved by the Compensation Committee at its regularly scheduled meeting typically on or about March 1. While the majority of stock option awards to our employees have been made under our annual grant program, the Compensation Committee may make stock option awards to employees at other times, including at the time of hire of an employee, promotion of an employee, to reward an employee, for retention purposes or for other circumstances as recommended by the Chief Executive Officer or the Compensation Committee.  In determining the size of the long-term equity incentives to be awarded to employees, we take into consideration a number of factors including but not limited to relative job scope, individual performance level, prior contributions to the Company, the need to retain the employee, the size of prior grants and competitive market data.  Based upon these factors, the Compensation Committee determines the size of the equity incentives at levels it considers appropriate to create meaningful opportunity for reward predicated on the creation of long-term stockholder value.

The exercise price of options granted is set at the closing price of our common stock on the date of grant.  Grants of options generally vest in equal annual installments over a four-year period and have a ten-year term.

2013 Executive Compensation

The specific compensation decisions made for each of our executive officers for 2013 reflect the performance of the Company against key financial and operational measurements, as well as performance against objectives.

Base Salary:  The Company’s Vice President, Human Resources and the CEO and CFO review and discuss the NEOs’ (other than the CEO and CFO) base salaries.  In connection with establishing the NEOs’ (other than the CEO and CFO) base salary adjustments, the Company’s Vice President, Human Resources provides merit increase percentage guidelines based on market-based compensation data, its knowledge of competitive market practices and the Company’s salary budget.  The merit increase percentage guidelines (the “Merit Increase Guideline”) for the 2013 base salary increases for all NEOs serving at the time were from 0% to 3%.  After considering the Merit Increase Guideline and evaluating a NEO’s performance and the position of his or her current base salary, the CEO, as direct supervisor, makes a specific base salary adjustment recommendation to the Compensation Committee.  Each NEO’s (other than the CEO and CFO) actual base salary adjustment, if any, is determined by the Compensation Committee.

In determining the base salary of the NEOs, the Compensation Committee evaluated the overall performance of the Company and the individual’s contributions to that performance, as well as the performance of the sales unit or function that each leads when relevant.  Based on individual considerations with respect to each NEO (other than the CEO and CFO) such as his or her experience and contributions to the Company, and recognizing that the Company must also react to a competitive marketplace on a case-by-case basis when seeking to recruit and retain executives, the Compensation Committee strives to set each NEO’s base salary within the Merit Increase Guideline, if warranted.  No additional adjustments were considered necessary to executive compensation in 2013 other than the customary annual base salary increases previously discussed.

Incentive Cash and Equity Bonus Program:  During 2013, the Company achieved adjusted EBITDA of $8,557,000, as reviewed and approved by the Compensation Committee.  These results were approximately 14% below the EBITDA Target of $9,500,000.  Each NEO also achieved all of his/ her performance objectives set for 2013.  Therefore, for 2013, the incentive cash and equity bonus payout for all eligible employees based on both financial and performance objectives achievement was approved at 65% of the annual target amount.  For 2013, Mr. Shuldman, Mr. DeMartino, Mr. Hoffman and Mr. Wyatt were paid a cash incentive bonus of $163,413, $71,278, $40,341 and $37,238, respectively. In addition, for 2013, 30% of Mr. Shuldman’s and Mr. DeMartino’s individual incentive bonuses were issued in the form of vested deferred stock units.  These amounts are shown in the “Summary Compensation Table” below under the columns “Stock Awards” and “Non-Equity Incentive Plan Compensation.”  These bonuses were calculated as a percentage of each executive’s base salary in effect as of March 2013.  Mrs. Chernay was not eligible to participate in the incentive bonus program as she earned commissions based on annual sales from her sales unit.  Mrs. Chernay received a commission, paid monthly, equal to approximately 0.3% of sales achieved by her sales unit during 2013.

Equity Incentive Awards:  For 2013, Mr. Shuldman recommended to the Compensation Committee a total equity award dollar value range for each NEO based on factors including the NEO’s performance evaluation, his/her overall compensation package and his/her perceived potential and contributions to the Company.  After considering Mr. Shuldman’s recommendations, the Compensation Committee, with Mr. Shuldman’s participation, determined the total equity award dollar value for each NEO other than Mr. Shuldman.  The Compensation Committee considered several factors in making its determinations, including Mr. Shuldman’s recommendations, the Company’s performance, each NEO’s position within the Company, his/her perceived potential and contributions to the Company, and the Compensation Committee’s subjective understanding of competitive practices in the marketplace with respect to equity awards.  The factors used by Mr. Shuldman to determine recommendations regarding total equity award dollar value ranges for each NEO and by the Compensation Committee to establish each NEO’s total equity award dollar value were assessed by Mr. Shuldman and the Compensation Committee, respectively, on a subjective basis.  In March 2013, the Compensation Committee awarded a grant to Mr. Shuldman, Mr. DeMartino, Mrs. Chernay, Mr. Hoffman and Mr. Wyatt of stock options to purchase 22,500, 20,000, 7,500, 7,500 and 7,500 shares, respectively.  The vesting terms of the grant of stock options are outlined in the table entitled “Grants of Plan-Based Awards in 2013.”  The level of awards granted was consistent with the level of historical grants over the previous five years.

Results of 2013 Annual Meeting

At our 2013 annual meeting, 62.4% of the votes cast by stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers.  The Board of Directors considered these voting results and evaluated our executive compensation practices. After considering the principles underlying our executive compensation practices and the support from our stockholders at the 2013 annual meeting, the Board of Directors reaffirmed the basic elements of our executive compensation program and policies.  The next advisory vote on executive compensation will occur at our 2015 annual meeting.

At our 2013 annual meeting, 54.0% of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year.  In line with this recommendation by our stockholders, the Board of Directors has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials every year until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our Annual Meeting of Stockholders in 2016.

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, the deduction that a publicly-held corporation may claim for compensation in any year to any of its CEO or other three most highly compensated executive officers (other than the CFO) is limited to $1 million, subject to certain exceptions and special rules.  Qualifying performance-based compensation is exempt from this limitation.  Our compensation programs are designed to allow certain elements of our executive compensation to be eligible for this performance-based compensation exemption.  While we believe that factors other than tax deductibility are relevant in determining appropriate levels and types of compensation and although the levels and types of compensation that we pay to our executive officers are not expected to be nondeductible by reason of the $1 million limit, we reserve the right in appropriate circumstances to pay compensation that may not be deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2014 annual meeting.

COMPENSATION AND CORPORATE
GOVERNANCE COMMITTEE

Thomas R. Schwarz, Chair
John M. Dillon
Graham Y. Tanaka

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers (the “NEOs”) in 2013, 2012 and 2011:

Name and Principal Position	Year	Salary ($)	Bonus (2)($)	Stock Awards ($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (7)($)	All Other Compensation ($)	Total ($)
Bart C. Shuldman (1)	2013	476,774	-	-	71,714	233,447	43,510 (4)	825,445
Chairman and Chief	2012	462,418	-	-	83,135	322,537	43,192 (4)	911,282
Executive Officer	2011	449,126	-	-	104,204	346,996	41,438 (4)	941,764

Steven A. DeMartino	2013	311,939	-	-	63,746	101,826	22,739 (5)	500,250
President, Chief	2012	302,547	-	-	73,898	140,685	22,559 (5)	539,689
Financial Officer, Treasurer and Secretary	2011	293,851	-	-	104,204	151,353	22,362 (5)	571,770

Tracey S. Chernay	2013	183,000	81,502	-	23,905	-	18,090 (5)	306,497
Executive Vice	2012	183,000	94,581	-	18,475	-	17,856 (5)	313,912
President, Casino & Gaming Sales and Marketing	2011	183,000	107,753	-	59,545	-	17,498 (5)	367,796

Andrew J. Hoffman	2013	205,972	-	-	23,905	40,341	19,542 (5)	289,760
Senior Vice President	2012	199,770	-	-	55,424	55,736	19,228 (5)	330,158
Operations	2011	170,436	-	-	22,953	52,466	18,036 (5)	263,891

Benjamin C. Wyatt	2013	190,128	-	-	23,905	37,238	8,571 (6)	259,842
Vice President, Software	2012	184,403	-	-	36,949	51,449	8,204 (6)	281,005
Products & Business Development	2011	180,624	21,250	-	59,545	55,350	8,159 (6)	324,928
________
(1)	Mr. Shuldman is a director of the Company, but does not receive any separate compensation for those services.

(2)
Bonuses paid to Mrs. Chernay represent commissions on sales by the Company. Bonuses paid to Mr. Wyatt represent the achievement of certain objectives related to the Company’s EPICENTRALTM Print System.

(3)
Amounts in this column reflect the grant date fair value of option awards, calculated in accordance with Compensation – Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures.  All option awards in 2011, 2012 and 2013 were granted under the Company’s 2005 Equity Incentive Plan.  For information on the valuation assumptions with respect to these option awards, refer to the notes of the Company's financial statements in the Form 10-K for the years ended December 31, 2011, 2012 and 2013, as filed with the SEC.  Please see the “Outstanding Equity Awards at 2013 Fiscal Year-End” table for a description of option awards.  There were no forfeitures of option awards by this group during the year.

(4)	For Mr. Shuldman, this amount consists of an automobile allowance, Company contributions under the Company’s 401(k) Plan, life insurance, disability insurance and tax return preparation fees.

(5)	For Mr. DeMartino, Mr. Hoffman and Mrs. Chernay, these amounts consist of automobile allowances, Company contributions under the Company’s 401(k) Plan, life insurance and disability insurance.

(6)	For Mr. Wyatt, these amounts consist of Company contributions under the Company’s 401(k) Plan, life insurance and disability insurance.

(7)
For Mr. Shuldman and Mr. DeMartino, these amounts represent incentive cash bonuses earned under the Company’s Cash Incentive Program.  For 2012 and 2013, 30% of these incentive bonus amounts were paid in the form of deferred stock units with the remainder paid in cash.  For 2011, 30% and 20%, respectively, of these incentive bonus amounts were paid in the form of deferred stock units with the remainder paid in cash.  For Mr. Hoffman and Mr. Wyatt, these amounts represent incentive cash bonuses earned under the Company’s Cash Incentive Program.

GRANTS OF PLAN-BASED AWARDS IN 2013

The following table sets forth information concerning the grant of plan-based awards to NEOs in 2013:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options(2)(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)($)
		Threshold ($)	Target ($)	Maximum ($)
Bart C. Shuldman	3/1/2013	89,787	359,150	499,218	22,500	7.89	71,714
Steven A. DeMartino	3/1/2013	39,164	156,654	217,749	20,000	7.89	63,746
Tracey S. Chernay	3/1/2013	-	-	-	7,500	7.89	23,905
Andrew J. Hoffman	3/1/2013	15,516	62,063	86,267	7,500	7.89	23,905
Benjamin C. Wyatt	3/1/2013	14,322	57,289	79,631	7,500	7.89	23,905
________
(1)
Represents target payout under our annual incentive bonus program for 2013.  Actual amounts paid in March 2014 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.  For Mr. Shuldman and Mr. DeMartino, 30% of these incentive bonus amounts for 2013 were paid in the form of deferred stock units with the remainder paid in cash.  The maximum amounts assume a payout of 139% of the NEO's annual incentive bonus.  The annual incentive cash and equity bonus program is described in the "Compensation Discussion and Analysis".

(2)
Each stock option award disclosed in the Grants of Plan-Based Awards in 2013 table was issued under our 2005 Equity Incentive Plan and was granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, as determined by the closing price of the stock on the date the option was granted.  Subject to the terms of our 2005 Equity Incentive Plan and the option agreements issued in connection with these grants, each option award granted in 2013 to a NEO vests at a rate of 25% per year over four years.

(3)
The amounts shown represent the grant date fair value of stock options granted in 2013 calculated in accordance with Compensation – Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures.  For information on the valuation assumptions with respect to these awards, refer to note 12 of the Company's financial statements in the Form 10-K for the year ended December 31, 2013, as filed with the SEC.  Please see the “Outstanding Equity Awards at 2013 Fiscal Year-End” table for a description of option awards.  There were no forfeitures of stock option awards by this group during the year.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

The following table shows outstanding equity awards for the NEOs as of December 31, 2013,

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date
Bart C. Shuldman	1/2/2006	12,500	-	7.90	1/2/2016
	3/1/2006	15,000	-	9.75	3/1/2016
	2/28/2007	25,000	-	9.51	2/28/2017
	2/27/2008	21,000	-	5.24	2/27/2018
	3/5/2009	-	6,000	2.18	3/5/2019
	5/27/2010	18,750	6,250	7.45	5/27/2020
	3/7/2011	8,750	8,750	9.89	3/7/2021
	3/5/2012	5,625	16,875	6.70	3/5/2022
	3/1/2013	-	22,500	7.89	3/1/2023

Steven A. DeMartino	1/2/2006	10,000	-	7.90	1/2/2016
	3/1/2006	10,000	-	9.75	3/1/2016
	2/28/2007	15,000	-	9.51	2/28/2017
	2/27/2008	25,000	-	5.24	2/27/2018
	3/5/2009	-	5,000	2.18	3/5/2019
	5/27/2010	15,000	5,000	7.45	5/27/2020
	3/7/2011	8,750	8,750	9.89	3/7/2021
	3/5/2012	5,000	15,000	6.70	3/5/2022
	3/1/2013	-	20,000	7.89	3/1/2023

Tracey S. Chernay	3/5/2009	-	3,000	2.18	3/5/2019
	5/27/2010	-	1,250	7.45	5/27/2020
	3/7/2011	5,000	5.000	9.89	3/7/2021
	3/5/2012	1,250	3,750	6.70	3/5/2022
	3/1/2013	-	7,500	7.89	3/1/2023

Andrew J. Hoffman	1/2/2006	5,000	-	7.90	1/2/2016
	3/1/2006	5,000	-	9.75	3/1/2016
	2/28/2007	7,500	-	9.51	2/28/2017
	3/5/2009	-	2,000	2.18	3/5/2019
	5/27/2010	-	1,250	7.45	5/27/2020
	3/7/2011	2,500	2,500	9.89	3/7/2021
	3/5/2012	3,750	11,250	6.70	3/5/2022
	3/1/2013	-	7,500	7.89	3/1/2023

Benjamin C. Wyatt	5/28/2008	5,500	-	7.80	5/28/2018
	3/5/2009	4,000	2,000	2.18	3/5/2019
	5/27/2010	11,250	3,750	7.45	5/27/2020
	3/7/2011	5,000	5,000	9.89	3/7/2021
	3/5/2012	2,500	7,500	6.70	3/5/2022
	3/1/2013	-	7,500	7.89	3/1/2023

OPTION AWARDS VESTING SCHEDULE

Grant Dates	Vesting Schedule
1/2/2006, 3/1/2006, 2/28/2007, 2/27/2008, 3/5/2009	20% per year for five years
5/28/2008	100% after four years
5/27/2010, 3/7/2011, 3/5/2012, 3/1/2013	25% per year for four years

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting (2)(#)	Value Realized on Vesting(3)($)
Bart C. Shuldman	18,500	122,830	12,264	96,761
Steven A. DeMartino	20,000	213,658	5,349	42,205
Tracey S. Chernay	39,250	151,149	-	-
Andrew J. Hoffman	14,236	120,112	-	-
Benjamin C. Wyatt	4,500	23,216	-	-
________
(1)	Calculated based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)
Includes the underlying shares of the fully vested stock units granted on March 1, 2013 to Mr. Shuldman and Mr. DeMartino under the 2005 Equity Incentive Plan, which are payable upon the sale of the Company, the executive leaving the Company or on the third year anniversary from the date of grant in the form of shares of the Company’s common stock on a one-for-one basis.

(3)
Amounts for shares underlying deferred fully vested stock units are calculated based on the market value of the Company’s common stock on the grant date of the deferred stock units.  The remaining amounts are calculated based on the market value on the vesting date of the shares underlying each award.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into certain agreements and maintains certain plans that may require payments be made, and/or benefits be provided, to the NEOs: (i) in the event a NEO’s employment is terminated other than for Cause, as defined below, (a “Termination Event”), (ii) if a change in control (as defined by the applicable agreement or plan) occurs (a “Change in Control Event”) or (iii) if a Termination Event occurs or a NEO resigns for certain specified reasons within one year following a change in control (a “Change in Control and Termination Event”).  The payments and benefits that each NEO may be entitled to receive upon a Termination Event, Change in Control Event or a Change in Control and Termination Event are described in the applicable employment agreement or severance agreement and the Company’s 2005 Equity Incentive Plan.  None of the agreements for our NEOs include a gross up for any taxes as a result of golden parachute payments.  Below is a description of the types of events that would trigger payments under these agreements and plans and the potential payments to each such Named Executive Officer assuming that a triggering event occurred on December 31, 2013, the last day of our most recent fiscal year.

Employment and Severance Agreements

Events That Trigger a Termination Event or Change in Control Event.  The applicable employment and severance agreements generally define Cause as a termination for the following reasons: (i) action or inaction by the NEO that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the Board or officers of the Company or a commission of a crime of moral turpitude; (ii) material, repetitive, unjustified and unexcused refusal to follow the reasonable and lawful written instruction of the Board—or in the case of the NEOs other than Mr. Shuldman, the Board or the Company’s President; or (iii) death or disability.  A Change in Control Event is generally defined in each agreement to include (i) a merger of the Company with another company where the majority of the board of the surviving company is not comprised of directors of the Company in office immediately prior to the transaction, (ii) a change in the board of directors of the Company such that after an election a majority of the directors in office are not directors that were nominated by two-thirds of board members prior to the election or (iii) a complete liquidation of the Company.

Effect of a Termination Event or Change in Control and Termination Event. Under the terms of an Employment Agreement dated July 31, 1996 between Bart C. Shuldman and the Company, if a Termination Event or Change in Control Event were to occur, Mr. Shuldman would continue to receive: (i) his annual base salary and (ii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; an automobile allowance; and certain service fees related to medical exams, income tax planning and estate planning) for two years and three years, respectively, from the date of termination.  In connection with a Termination Event, Mr. Shuldman would receive a pro rata portion of his annual target bonus amount for the year of termination.  If a Change in Control Event were to occur and within one year thereafter either Mr. Shuldman’s employment is terminated other than for Cause, or Mr. Shuldman resigns following a significant reduction in the nature or scope of his responsibilities or authorities, a decrease in salary other than resulting from a reduction that applies generally to all management personnel or specified relocations of the Company’s facilities, Mr. Shuldman would be entitled to continue to receive, in addition to the amounts listed in the first sentence, his annual target bonus for a period of three years from the date of termination and all stock options and other awards granted to Mr. Shuldman under the Company's stock plans would immediately vest.

Under the terms of a Severance Agreement with Steven A. DeMartino dated June 1, 2004, if a Termination Event were to occur, Mr. DeMartino would be entitled to continue to receive, for one year following the date of termination (i) his annual base salary, (ii) a pro rata portion of his annual target bonus for the year of termination and (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; and an automobile allowance.)  If a Change in Control Event were to occur and the employment of Mr. DeMartino is terminated other than for Cause, or if he resigns for specified reasons within one year following a Change in Control Event, Mr. DeMartino would be entitled to receive for two years after his termination (i) his annual base salary, (ii) annual target bonus, (iii) all other benefits (including health, disability and life insurance benefits; participation in any ERISA benefit plans and 401(k) plans; and an automobile allowance) and (iv) all stock options granted to Mr. DeMartino would immediately vest.

Under the terms of Severance Agreements with Andrew J. Hoffman, Tracey S. Chernay and Benjamin C. Wyatt dated November 18, 2005, July 29, 2005 and May 27, 2008, respectively, if a Termination Event were to occur, the applicable NEO would be entitled to continue to receive, for six months following the date of termination (i) a pro rata portion of his or her annual base salary, (ii) a pro rata portion of his or her annual target bonus for the year of termination, and (iii) group medical and dental benefits.  If a Change in Control Event were to occur, the applicable NEO would be entitled to continue to receive for a period of one year from the date of termination his/ her (i) base salary, (ii) annual target bonus, (iii) group medical and dental benefits and (iv) all stock options granted to the applicable NEO would immediately vest.

Equity Plans

2005 Equity Incentive Plan.  The terms of the Company’s 2005 Equity Incentive Plan provide that all awards issued under the plan would accelerate and either become exercisable or vest, as applicable, immediately prior to any of the following: (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not the Company or a publicly owned corporation (or a subsidiary thereof) in which the stockholders of the Company immediately prior to the transaction continue to beneficially own 50% or more of the voting securities of the Company, (ii) a sale, transfer, exchange or other disposition of all or substantially all of the Company’s assets, (iii) any acquisition of 50% or more of the voting securities of the Company excluding acquisitions by specified parties or (iv) any dissolution or liquidation of the Company.  Upon the occurrence of some of the foregoing Change in Control Events, stock or other property to be delivered upon acceleration of any award may be placed in escrow, rather than actually delivered, under terms set by the Compensation and Corporate Governance Committee.

Payments Upon a Change in Control Event.  If a Change in Control Event had occurred on December 31, 2013 that triggered acceleration of all of the equity awards outstanding to each NEO under the 2005 Equity Incentive Plan that accelerate either by their terms or the terms of the applicable plan, the following amounts would have been paid to the NEOs:

Name	Stock Awards (1)	Option Awards (2)	Total
Bart C. Shuldman	$489,021	$799,040	$1,288,061
Steven A. DeMartino	162,426	710,600	873,026
Tracey S. Chernay	-	127,750	127,750
Andrew J. Hoffman	-	222,200	222,200
Benjamin C. Wyatt	-	283,815	283,815
________
(1)	Accelerated stock awards were valued using the closing price of $12.53 per share of our common stock on December 31, 2013, which was the last trading date of the year.

(2)
Accelerated stock options were valued using the spread between the exercise price of the applicable award and the closing price of $12.53 per share of our common stock on December 31, 2013, which was the last trading day of the year.

PAYMENTS UPON A TERMINATION EVENT

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a Termination Event occurred on December 31, 2013, the last day of the Company’s fiscal year.

Name	Base Salary	Pro Rata Portion of Annual Target Bonus	Benefits(1)	Stock Options	Stock Awards	Total
Bart C. Shuldman	$957,732	$359,150	$115,406	-	-	$1,432,288
Steven A. DeMartino	313,308	156,654	36,932	-	-	506,894
Tracey S. Chernay	91,500	-	5,616	-	-	97,116
Andrew J. Hoffman	103,438	31,031	6,820	-	-	141,289
Benjamin C. Wyatt	95,481	28,644	7,096	-	-	131,221
________
The following assumptions were used to calculate these payments:

(1)
Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company’s cost of medical premiums is included here.

PAYMENTS UPON A CHANGE IN CONTROL AND TERMINATION EVENT

The following table summarizes the potential payments to each NEO, over the course of the applicable time period for which such payments would be owed, assuming that a Change in Control and Termination Event occurred on December 31, 2013, the last day of the Company’s fiscal year.

Name	Base Salary	Annual Target Bonus	Benefits(1)	Stock Options (2)	Stock Awards (3)	Total
Bart C. Shuldman	$1,436,598	$1,077,449	$173,109	$799,040	$489,021	$3,975,217
Steven A. DeMartino	626,616	313,308	73,863	710,600	162,426	1,886,813
Tracey S. Chernay	183,000	-	11,232	127,750	-	321,982
Andrew J. Hoffman	206,876	62,063	13,640	222,200	-	504,779
Benjamin C. Wyatt	190,962	57,289	14,193	283,815	-	546,259
________

The following assumptions were used to calculate these payments:

(1)
Benefits were valued using the same assumptions that the Company uses for our financial reporting under generally accepted accounting principles, with the exception that the Company’s cost of medical premiums is included here.

(2)
Accelerated stock options were valued using the spread between the exercise price of the applicable award and the closing price of $12.53 per share of our common stock on December 31, 2013, which was the last trading day of the year.

(3)	Accelerated stock awards were valued using the closing price of $12.53 per share of our common stock on December 31, 2013, which was the last trading day of the year.

Non-Competition Provisions That Apply to a Termination Event or Change in Control Event

Pursuant to Mr. Shuldman’s Employment Agreement, upon the occurrence of a Termination Event while he is receiving severance payments under the agreement, Mr. Shuldman agrees that for two years, or in the case of a Change in Control Event, for three years, that he will not directly or indirectly engage in any business or activity that is competitive with the Company in a geography where the Company is selling its products.  Further, Mr. Shuldman agrees not to attempt to recruit any employees of the Company or encourage them to leave the Company and agrees not to encourage any of the Company’s customers to direct their business elsewhere.  The other NEOs have the same provisions in their Severance Agreements, except that they apply for six months upon the occurrence of a Termination Event or one year upon the occurrence of a Change in Control Event and they are not contingent upon the payment of the benefits described in each agreement by the Company to the NEO.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2013

Name	Fees Earned Or Paid in Cash ($)	Stock Options(1)($)	Stock Awards (2)($)	Total ($)
John M. Dillon	39,000	25,164	-	64,164
Thomas R. Schwarz	39,000	25,164	-	64,164
Graham Y. Tanaka	39,000	25,164	-	64,164
Bart C. Shuldman (3)	-	-	-	-
________

(1)
On May 28, 2013, Mr. Dillon, Mr. Schwarz and Mr. Tanaka were each awarded 7,500 stock options granted under the Company’s 2005 Equity Incentive Plan. The amounts shown represent the grant date fair value of stock options granted in 2013 calculated in accordance with Compensation – Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures.  For information on the valuation assumptions with respect to these awards, refer to note 12 of the Company's financial statements in the Form 10-K for the year ended December 31, 2013, as filed with the SEC.

(2)
As of December 31, 2013, Mr. Dillon held 6,875 fully vested stock options at exercise prices ranging from $7.82 to $11.65 as well as 18,125 unvested stock options at exercise prices ranging from $7.82 to $11.65, Mr. Schwarz held 48,500 fully vested stock options at exercise prices ranging from $4.84 to $31.82 as well as 20,250 unvested stock options at exercise prices ranging from $4.84 to $11.71, Mr. Tanaka held 48,500 fully vested stock options at exercise prices ranging from $4.84 to $31.82 as well as 20,250 unvested stock options at exercise prices ranging from $4.84 to $11.71, and Mr. Shuldman held no stock option grants other than those shown in the “Outstanding Equity Awards at 2013 Fiscal Year-End” table above.

(3)	Mr. Shuldman did not receive any compensation for director services other than what is reflected in the "Summary Compensation Table" above.

For the first quarter of 2013, each non-employee director of the Company received a retainer of $9,000 for compensation for serving as a director.  Effective April 1, 2013, the retainer increased to $10,000 for each quarter served as a director.  Directors are also reimbursed for reasonable expenses incurred in attending meetings.

Each non-employee director receives an annual grant of 7,500 stock options, pursuant to the terms of the Company’s 2005 Equity Incentive Plan.  The stock options vest at the rate of 25% per year beginning on the first anniversary of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Board’s Compensation and Corporate Governance Committee has served as an officer or employee of the Company at any time.  None of the Company’s executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board.  None of the Company’s executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of the Board’s Compensation and Corporate Governance Committee.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Stockholder proposals submitted for inclusion in next year’s proxy materials must be received by the Secretary of the Company on or before December 19, 2014.  Proposals should be addressed to TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary.  Stockholders who wish to make a proposal at the 2015 Annual Meeting without regard to whether it will be included in the Company’s proxy materials should notify the Company no later than March 4, 2015.  If a Stockholder who wishes to present a proposal fails to notify the Company by the due date, the proxies that the Company solicits for the meeting will accord them discretionary authority to vote on the Stockholder’s proposal if it is properly brought before the meeting.

PROCEDURES FOR SUBMITTING DIRECTOR NOMINATIONS AND RECOMMENDATIONS

Stockholders may nominate candidates for election to the Board of Directors if the proper nomination procedures specified in the Company’s By-Laws are followed.  All nominations by stockholders must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 nor more than 60 days prior to the meeting at which election of directors will take place; however, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, nominations will be timely if received not later than 10 days after notice was given or public disclosure was made.  A stockholder’s notice must set forth in writing (i) for each person proposed to be nominated, all information relating to each such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to be named in the proxy and to serving as a director, and (ii) for the stockholder giving notice, the (x) name and address of such stockholder as they appear on the Company’s books, and (y) the class and number of shares of the Company beneficially owned by such stockholder.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS POLICY

Any stockholder or interested party wishing to communicate directly with members of the Board of Directors should do so in writing.  All correspondence addressed to the Board as a whole, to its independent directors, to any of its Committees or Committee Chairs, or to individual Board members should be mailed to the following address:

Board of Directors/Independent Directors/Committee/Director
c/o Secretary
TransAct Technologies Incorporated
One Hamden Center
2319 Whitney Avenue, Suite 3B
Hamden, CT 06518

•	You are welcome to communicate anonymously or confidentially.

•
All correspondence addressed to an individual director or Committee Chair, and marked “Confidential”, will be collected in the office of the Secretary and forwarded unopened to the individual director.

•	Other correspondence will be opened by the Secretary, reviewed, copied and directed as follows:

o Concerns regarding the Company’s accounting, internal accounting controls or auditing matters will be referred to the members of the Audit Committee.
o Nominations or recommendations of candidates for election to the Board of Directors will be referred to members of the Nominating Committee.

o Other correspondence will be copied by the Secretary and forwarded to all of the members of the Board of Directors (or its independent directors, if so addressed) unless the stockholder directs otherwise.

GENERAL

As of the date of this Proxy Statement, the Board of Directors is not aware of any matter which is to be presented for action at the Annual Meeting other than the matters set forth herein.  Should any other matter requiring a vote of the stockholders arise at the Annual Meeting, the proxies confer upon the persons named in the accompanying proxy the authority to vote in respect of any such other matter in accordance with the recommendation of the Board of Directors.

A stockholder who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by: (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocation of proxies should be addressed to the Company, as follows:  TransAct Technologies Incorporated, One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518, Attention: Secretary.  A proxy appointment will not be revoked by death or supervening incapacity of the stockholder executing the proxy unless, before the shares are voted, notice of such death or incapacity is filed with the Company’s Secretary or other person responsible for tabulating votes on behalf of the Company.

The cost of preparing, assembling and mailing this proxy material will be borne by the Company.  The Company may solicit proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use the telephone or otherwise to obtain proxies.  The Company will also request persons, firms and corporations holding shares in their names, or owned by others, to send this proxy material to and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

No director or executive officer of the Company has any direct or indirect substantial interest, whether by security holdings or otherwise, in the ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company’s 2014 fiscal year.

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY VISITING WWW.PROXYVOTE.COM. PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION IS APPRECIATED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

TRANSACT TECHNOLOGIES INCORPORATED
Annual Meeting of Stockholders
May 15, 2014 10:00 AM
This Proxy is solicited by the Board of Directors

The undersigned stockholder of TransAct Technologies Incorporated (the “Company”) does hereby nominate, constitute and appoint Bart C. Shuldman and Steven A. DeMartino, or either of them, with full power to act alone, my true and lawful attorney with full power of substitution, for me and in my name, place and stead to vote all of the shares of Common Stock of the Company standing in my name on its books on March 21, 2014, at the Annual Meeting of its stockholders to be held at the Company’s executive offices located at One Hamden Center, 2319 Whitney Avenue, Suite 3B, Hamden, CT 06518 on May 15, 2014 at 10:00 a.m., or at any adjournment thereof, with all powers the undersigned would possess if personally present as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  FOR PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS. FOR PROPOSAL 2, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. FOR PROPOSAL 3, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.  FOR PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPANY’S 2014 EQUITY INCENTIVE PLAN.  THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

TRANSACT TECHNOLOGIES INCORPORATED ONE HAMDEN CENTER 2319 WHITNEY AVENUE, SUITE 3B HAMDEN, CT 06518
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 14, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Thomas R. Schwarz	02 Bart C. Shuldman

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.					☐	☐	☐

3.	APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.					☐	☐	☐

4.	APPROVAL OF OUR 2014 EQUITY INCENTIVE PLAN.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse side for instructions)					☐
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

EXHIBIT 1
TRANSACT TECHNOLOGIES INCORPORATED
2014 EQUITY INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 600,000. Up to the total number of shares available for awards to employee Participants may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. The number of shares of Stock delivered in satisfaction of Awards will, for purposes of this Section 4(a), be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. For the avoidance of doubt, shares of Stock underlying the portion of any Award that is settled in cash or the portion of any Award that expires, terminates or is forfeited prior to the issuance of Stock thereunder shall not be treated as having been delivered. The limit set forth in this Section 4(a) will be construed to comply with Section 422 and regulations thereunder. To the extent consistent with the requirements of Section 422 and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards payable, to any person in any calendar year:

(1)	Stock Options: 500,000 shares of Stock.

(2)	SARs: 500,000 shares of Stock.

(3)	Awards other than Stock Options, SARs or Cash Awards: 500,000 shares of Stock.

(4)	Cash Awards: $750,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein as determined by the Administrator.

(2) Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations as the Administrator may impose.

(4) Vesting. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A) Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B) Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C) All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death or voluntary resignation from active employment at or after age 55, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or voluntary resignation from active employment at or after age 55 or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D) All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the Administrator determines that such cessation of Employment has resulted for reasons or in circumstances that cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section.

(6) Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7) Dividend Equivalents, etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.

(8) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9) Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.

(10) Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11) Section 409A. Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(12) Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b) Stock Options and SARs

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than with stockholder approval.

(3) Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(4) Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Change in Control. In the event of a Change in Control, each Stock Option and SAR will become fully exercisable, any restrictions on each outstanding share of Stock will lapse, and each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will become vested and the delivery of shares of Stock deliverable under each such Stock Unit will be accelerated and such shares will be delivered, in each case prior to the Change in Control on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the vesting or delivery of the shares, as the case may be, to participate as a stockholder in the Change in Control. Notwithstanding the foregoing, payment of any amount constituting “nonqualified deferred compensation” subject to Section 409A will be accelerated pursuant to this Section 7(a) only if the event or circumstances constituting the Change in Control would also qualify as a “change in control event” under Section 1.409A-3(i)(5) of the Treasury Regulations.

(b) Covered Transactions. After giving effect to Section 7(a) above to the extent applicable, and except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquirer or survivor or an affiliate of the acquirer or survivor.

(2) Cash-Out of Awards. Subject to Section 7(b)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. Subject to Section 7(b)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock that have not vested pursuant to Section 7(a) above or otherwise, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(b)(1) above.

(5) Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(b)(2) or Section 7(b)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(b)(2) above or acceleration under Section 7(b)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(c) Changes in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(c)(1) above to take into account distributions to stockholders other than those provided for in Section 7(b) and 7(c)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933 or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11. WAIVER OF JURY TRIAL

By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

12. LIMITATION OF LIABILITY

Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award; provided, that nothing in this Section 12 will limit the ability of the Administrator or the Company, in its discretion, to provide by separate express written agreement with a Participant for any payment in connection with any such acceleration of income or additional tax.

13. ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

14. GOVERNING LAW

(a) Certain Requirements. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b) Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 13 or as provided in Section 14(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Connecticut without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c) Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Connecticut for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Connecticut; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Change in Control”: Any of (i) a reorganization, merger, consolidation or similar transaction in which the surviving corporation is not, and is not a subsidiary of, a publicly owned corporation in which the stockholders of the Company immediately prior to the transaction continue to own beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company, (ii) a sale, exchange or other disposition of all or substantially all the Company’s assets, or (iii) any acquisition of voting securities of the Company by any person or group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding (a) the Company or any of its subsidiaries, (b) any person who was an officer or director of the Company on the day prior to the Effective Date, or (c) any savings, pension or other benefits plan for the benefit of employees of the Company or any of its subsidiaries, which theretofore did not beneficially own voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company, if such acquisition results in such entity, person or group owning beneficially securities representing more than 50% of the voting power of all outstanding voting securities of the Company. As used herein, “voting power” means ordinary voting power for the election of directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation and Corporate Governance Committee of the Board.

“Company”: TransAct Technologies Incorporated.

“Covered Transaction”: Any of (i) a reorganization, merger, consolidation or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s stockholders or adopted by the Board, as determined by the Committee. The Date of Adoption of the Plan is April 1, 2014.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company or an Affiliate. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The TransAct Technologies Incorporated 2014 Equity Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 162(m)”: Section 162(m) of the Code.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.